[ASTA FUNDING LOGO]                                Exhibit 99.1
    NASDAQ: ASFI


                                                          FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------
CONTACT:
                                          Stephen D. Axelrod, CFA
Mitchell Cohen, CFO                       Alisa Steinberg (Media)
ASTA FUNDING, INC.                        WOLFE AXELROD WEINBERGER ASSOC. LLC
(201) 567-5648                            (212) 370-4500; (212) 370-4505 (Fax)
                                          steve@wolfeaxelrod.com
                                          ----------------------

          ASTA FUNDING EXECUTIVE OFFICERS AND GMS FAMILY INVESTORS LLC
                       TO ADOPT RULE 10b5-1 TRADING PLANS

ENGLEWOOD CLIFFS, NJ, SEPTEMBER 11, 2006 -- ASTA FUNDING, INC., (NASDAQ: ASFI), A LEADING CONSUMER RECEIVABLE ASSET MANAGEMENT AND LIQUIDATION COMPANY, today announced that its Chairman, Arthur Stern, GMS Family Investors LLC, an entity not controlled by Gary Stern, but whose principal beneficiaries include Gary Stern, President and Chief Executive Officer and his family, and Chief Financial Officer, Mitchell Cohen intend to adopt prearranged stock trading plans in accordance with guidelines specified by Rule 10b5-1under the Securities Exchange Act of 1934, as amended. Arthur Stern and GMS Family Investors LLC will sell 200,000 shares and 300,000 shares, respectively. Mitchell Cohen will sell 10,000 shares.

Rule 10b5-1 allows programs to be established that permit corporate insiders to prearrange purchases or sales of Company securities at a time when they are not aware of any non-public information. These pre-planned trades will be executed at a later date, over a period of time as set forth in the plans, without further action or oversight by the executives and without regard to any subsequent non-public information the individuals may receive. These plans allow executives to continue their estate and tax planning and diversify their investment portfolios. Sales of common stock by Arthur Stern, GMS Family Investors LLC, and Mitchell Cohen pursuant to the terms of the plan, or otherwise, will be disclosed publicly though filings with the Securities and Exchange Commission.

                       -----------------------------------

Based in Englewood Cliffs, NJ, ASTA FUNDING, INC., is a leading consumer receivable asset management company that specializes in the purchase, management and liquidation of performing and non-performing consumer receivables. For additional information, please visit our website at www.astafunding.com.

Except for historical information contained herein, the matters set forth in this news release are "forward- looking" statements (as defined in the Private Securities Litigation Reform Act of 1995.) Although Asta Funding, Inc. believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from Asta Funding, Inc.'s expectations. Factors that could contribute to such differences include those identified in Asta Funding, Inc.'s Form 10-K/A for the fiscal year ended September 30, 2005, and those described from time to time in Asta Funding, Inc.'s other filings with the Securities and Exchange Commission, news releases and other communications. Asta Funding, Inc.'s reports with the Securities and Exchange Commission are available free of charge through its website at www.astafunding.com.

                                       ###
--------------------------------------------------------------------------------
                  210 Sylvan Avenue, Englewood Cliffs, NJ 07632
                       (201) 567-5648, (201) 567-2203 fax